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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Duke Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement

and notice of 2005 Annual Meeting

526 South Church Street Charlotte, NC 28202-1802

  March 31, 2005

  Dear Shareholder:

  I am pleased to invite you to our annual meeting to be held on May 12, 2005, in the O. J. Miller Auditorium located in our Charlotte headquarters building. We will discuss our 2004 performance and our goals for 2005 and respond to any questions you may have. Enclosed with this proxy statement are your proxy card, voting instructions, Duke Energy's 2004 Summary Annual Report and Duke Energy's 2004 Form 10-K.

  As in the past, we are offering you the opportunity to cast your vote by telephone or online via the Internet. Whether you choose to vote by proxy card, telephone or Internet, it would help if you would vote as soon as possible.

  I look forward to seeing you at the annual meeting.

  Sincerely,

  Paul M. Anderson
  Chairman of the Board
  and Chief Executive Officer

526 South Church Street Charlotte, NC 28202-1802

Notice of Annual Meeting of Shareholders
May 12, 2005

March 31, 2005

We will hold the annual meeting of shareholders of Duke Energy Corporation on Thursday, May 12, 2005, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.
The purpose of the annual meeting is to consider and take action on the following:
1.	Election of three nominees as Class II directors and one nominee as Class III director.
2.	Approval of amendments to Duke Energy's Restated Articles of Incorporation to eliminate classification of Duke Energy's Board of Directors.
3.	Ratification of Deloitte & Touche LLP as Duke Energy's independent auditor for 2005.

Shareholders of record as of March 14, 2005, can vote at the annual meeting. This proxy statement, proxy card and voting instructions, along with our 2004 Summary Annual Report and 2004 Form 10-K, are being distributed on or about March 31, 2005.

Your vote is very important. If voting by mail, please sign, date and return the enclosed proxy card in the enclosed prepaid envelope and allow sufficient time for the postal service to deliver your proxy before the meeting. If voting by telephone or on the Internet, please follow the instructions on your proxy card.
By order of the Board of Directors.

B. Keith Trent Acting Group Vice President, General Counsel and Secretary

Table of Contents

Commonly Asked Questions and Answers About the Annual Meeting		1
Proposals to be Voted Upon
Proposal 1:	Election of Directors	3
Proposal 2:	Approval of Amendments to Duke Energy's Restated Articles of Incorporation to Eliminate Classification of Duke Energy's Board of Directors	3
Proposal 3:	Ratification of Deloitte & Touche LLP as Duke Energy's Independent Auditor for 2005	4
The Board of Directors		5
Beneficial Ownership		9
Information on the Board of Directors		11
Report of the Audit Committee		18
Report of the Compensation Committee		19
Performance Graph		24
Executive Compensation		25
Summary Compensation Table		25
Option/SAR Grants in 2004		28
Option Exercises and Year-End Values		28
Long-Term Incentive Plan—Awards in Last Fiscal Year		29
Employment Contracts and Termination of Employment and Change-in-Control Arrangements		30
Retirement Plan Information		33
Other Information		35

Appendix A —	Declassification Amendment to the Restated Articles of Incorporation of Duke Energy Corporation	A-1
Appendix B —	Charter of the Audit Committee	B-1

Commonly Asked
Questions and
Answers About the
Annual Meeting

Q:
What am I voting on?

A:
•
Election of four directors: the nominees are Roger Agnelli, G. Alex Bernhardt, Sr., and Dennis R. Hendrix for Class II and A. Max Lennon for Class III;
•
Approval of amendments to Duke Energy's Restated Articles of Incorporation to eliminate classification of Duke Energy's Board of Directors; and
•
Ratification of Deloitte & Touche LLP as Duke Energy's independent auditor for 2005.

Q:
Who can vote?

A:
Holders of Duke Energy Common Stock as of the close of business on the record date, March 14, 2005, can vote at the annual meeting, either in person or by proxy. Each share of Duke Energy Common Stock has one vote.

Q:
How do I vote?

A:
Sign and date each proxy card that you receive and return it in the prepaid envelope or vote by telephone or on the Internet. If we receive your signed proxy card (or properly transmitted telephone or Internet proxy) before the annual meeting, we will vote your shares as you direct. You can specify when submitting your proxy whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the other two proposals.

If you use the proxy card and simply sign, date and return it without making any selections, your proxy will be voted in accordance with the recommendations of the Board of Directors:

•
in favor of the election of the nominees for director named in Proposal 1;
•
in favor of Proposal 2; and
•
in favor of Proposal 3.

Q:
May I change my vote?

A:
You may change your vote or revoke your proxy by:
•
casting another vote either in person at the meeting or by one of the other methods discussed above; or
•
notifying the Corporate Secretary, in care of the Investor Relations Department, at Post Office Box 1005, Charlotte, NC 28201-1005 prior to the close of business on May 11, 2005.

Q:
Can I vote my shares by telephone or on the Internet?

A:
Yes. You may vote by telephone or on the Internet, by following the instructions included on your proxy card. Your deadline for voting by telephone or on the Internet is 11:59 p.m., May 10, 2005.

Q:
Will my shares be voted if I do not provide my proxy?

A:
It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy unless you vote in person at the meeting. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for Proposals 2 and 3 if you do not timely provide your proxy because these matters are considered "routine" under the applicable rules.

Q:
As a participant in the Duke Energy Retirement Savings Plan, how do I vote shares held in my plan account?

A:
If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, by submitting your proxy card, for those shares of Duke Energy Common Stock that are held by the plan and allocated to your plan account on any issues presented at the annual meeting. Plan participant proxies will be treated confidentially.

  If you elect not to provide voting directions to the plan trustee, shares allocated to your plan account are to be voted by the plan trustee in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from plan participants. The plan trustee will follow participants' voting directions, and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to its fiduciary responsibility.

Q:
What constitutes a quorum?

A:
As of the record date, March 14, 2005, 957,948,926 shares of Duke Energy Common Stock were issued and outstanding and entitled to vote at the

Commonly Asked
Questions and
Answers About the
Annual Meeting

meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a "quorum." If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker "non-votes" will be counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:
What vote is needed for these proposals to be adopted?

A:
Directors are elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In order for Proposal 2 to take effect, it must be approved by holders of at least 80% of the voting power of outstanding Duke Energy Common Stock. A majority of the votes cast at the meeting is required to approve Proposal 3. For the election of directors, abstentions and broker "non-votes" will not be counted. For Proposals 2 and 3, abstentions and broker "non-votes" will not be counted as votes cast.

Q:
Who conducts the proxy solicitation and how much will it cost?

A:
Duke Energy is asking for your proxy for the annual meeting and will pay all the costs of asking for shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and ask for proxies. Georgeson's fee for these services is $17,500 plus out-of-pocket expenses. We can ask for proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and regular employees of Duke Energy to ask for proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy Common Stock.

Q:
How does a shareholder nominate someone to be a director of Duke Energy or bring business before the annual meeting?

A:
Nominations for director may be made only by the Board of Directors or by a shareholder who has given the proper notice, as provided in the By-Laws, as amended, of such shareholder's intention to appear in person at the annual meeting and nominate a candidate for director. Pursuant to the By-Laws, as amended, such notice must be given between 90 and 120 days prior to the first anniversary of the previous year's annual meeting. For the 2006 annual meeting, we must receive this notice on or after January 12, 2006, and on or before February 11, 2006.

Such notice and nomination should be submitted in writing to the Corporate Secretary, Duke Energy Corporation, P. O. Box 1006, Charlotte, NC 28201-1006 within the specified time limits and should include the information required for shareholder nominations as set forth under the caption "Corporate Governance Committee and Nomination of Directors" under "Information on the Board of Directors" below in this proxy statement. Nominations properly made by shareholders are also considered by the Corporate Governance Committee for possible recommendation to the Board of Directors, which determines which nominees to recommend for election by the shareholders.

Other business may be brought before an annual meeting by a shareholder who has delivered notice (containing certain information specified in the By-Laws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that a shareholder wishes to raise at an annual meeting other than through the Securities and Exchange Commission's shareholder proposal procedures. If you intend to use the Securities and Exchange Commission procedures and wish to have your proposal included in next year's proxy statement, you must deliver the proposal in writing to our Corporate Secretary by December 1, 2005.

A copy of the full text of the By-Law advance notice provisions discussed above may be obtained by writing to the Office of the Corporate Secretary, Post Office Box 1006, Charlotte, North Carolina 28201-1006.

Proposals to be
Voted Upon

PROPOSAL 1:

Election of Directors

The Board of Directors recommends a vote FOR each nominee.

The Board of Directors of Duke Energy currently consists of 13 members. Two directors, Robert J. Brown and Leo E. Linbeck, Jr., will be retiring at the 2005 annual meeting pursuant to Duke Energy's Board of Directors retirement policy, and one director, George Dean Johnson, Jr., has notified Duke Energy that he will be resigning at the 2005 annual meeting. These three directors have served Duke Energy for many years, and Duke Energy thanks them for their years of service. Following the 2005 annual meeting, the Board will consist of 10 members. However, as discussed below under the caption "Corporate Governance Committee and Nomination of Directors" under "Information on the Board of Directors," the Corporate Governance Committee has recently recommended to the Board of Directors the appointment of James H. Hance, Jr., the recently retired vice chairman of Bank of America Corporation, as a director upon the receipt of a required regulatory approval, which is not expected prior to the 2005 annual meeting. The Board of Directors will consider the appointment of Mr. Hance only after the regulatory approval is obtained, and thus Mr. Hance's nomination is not being submitted to the shareholders for election at the 2005 annual meeting. If appointed, Mr. Hance will stand for election by the shareholders at the 2006 annual meeting.

The Board of Directors is divided into three classes. The three-year terms of the classes are staggered so that the term of one class expires at each annual meeting. The terms of the Class II directors will expire at the 2005 annual meeting, including Roger Agnelli, who was appointed as a Class II director by the Board of Directors on August 24, 2004, and effective November 19, 2004, and Dennis R. Hendrix, who was appointed as a Class II director by the Board of Directors on December 16, 2004. Mr. Agnelli and Mr. Hendrix were recommended to the Corporate Governance Committee by Duke Energy's Chief Executive Officer and by nonmanagement directors, respectively.

The Board of Directors has nominated the following Class II directors for election:

Roger Agnelli, G. Alex Bernhardt, Sr., and Dennis R. Hendrix, as Class II directors; and A. Max Lennon as a Class III director.

The terms of the Class II directors elected at the 2005 annual meeting will expire in 2008. The term of the Class III director elected at the 2005 annual meeting will expire in 2006.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

PROPOSAL 2:

Approval of Amendments to Duke Energy's Restated Articles of Incorporation to Eliminate Classification of Duke Energy's Board of Directors.

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors has unanimously approved, and recommends that the shareholders approve, amendments to Duke Energy's Restated Articles of Incorporation to declassify the Board of Directors and to provide for annual election of directors.

Article VIII of the Restated Articles of Incorporation currently provides for the Board of Directors to be divided into three classes, as nearly equal in number as possible, with each class serving staggered three-year terms. The classification of the Board of Directors was adopted by amendment to the Restated Articles of Incorporation in 1991 following approval of the amendment by holders of over 80% of the then-outstanding Duke Energy Common Stock. Classification is intended to preserve the continuity and experience of Board members and to allow Duke Energy a level of protection against unfair treatment in takeover situations by eliminating the threat of abrupt removal and making it more difficult and time consuming to take control of the Board of Directors.

Some shareholder groups believe that classified boards reduce accountability and responsiveness of the Board of Directors by eliminating the ability to evaluate and elect all directors each year. A shareholder proposal seeking declassification of the Board of Directors was presented to shareholders at Duke Energy's 2004 annual meeting, and a majority of shareholders who voted on the proposal voted in favor of it.

Proposals to be
Voted Upon

Proposal 2 Continued

After careful consideration of the issue, and in light of the shareholders' approval of last year's declassification proposal, the Board of Directors has determined that it would be in the best interests of Duke Energy to eliminate classification of the Board. While the Board of Directors believes that the benefits of a classified board are important, the Board is committed to ensuring maximum accountability by the Board and by management to Duke Energy's shareholders, and annual elections of directors would provide shareholders with a means of evaluating each director each year.

In connection with declassification of the Board, the Board of Directors has also approved, and recommends that shareholders approve, an amendment to the Restated Articles of Incorporation that conforms the provision for the filling of vacancies to the declassification of the Board. The Board of Directors has also approved conforming amendments to Duke Energy's By-Laws that would automatically take affect upon shareholder approval of Proposal 2. A copy of the proposed amendments to the Restated Articles of Incorporation is attached to this proxy statement as Appendix A.

If the shareholders approve Proposal 2, all directors, including those elected at this 2005 annual meeting of shareholders, would continue to serve the remainder of their terms, such that approximately one-third of the directors will stand for election in 2006, approximately two-thirds of the directors will stand for election in 2007 and all directors will stand for election in 2008, with their successors being elected for one-year terms that expire at the next annual meeting. However, the Board of Directors has unanimously adopted a resolution that, if shareholders approve Proposal 2, encourages all directors whose terms continue past the 2006 annual meeting of shareholders to resign effective with the 2006 annual meeting, so that all directors would stand for election in 2006.

Approval of the amendments to the Articles of Incorporation requires the affirmative vote of holders of at least 80% of the voting power of outstanding Duke Energy Common Stock.

PROPOSAL 3:

Ratification of Deloitte & Touche LLP as Duke Energy's Independent Auditor for 2005

The Board of Directors recommends a vote FOR this proposal.

The Board of Directors concurs with the reappointment, subject to shareholder ratification, by the Audit Committee of the firm of Deloitte & Touche LLP, a registered public accounting firm, as independent auditors to examine Duke Energy's accounts for the year 2005. If the shareholders do not ratify this appointment, the Audit Committee will consider other registered public accounting firms.

A representative of Deloitte & Touche LLP will attend the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

The Board of
Directors

Nominees for election at the annual meeting are marked with an asterisk (*).

Roger Agnelli *
Director since 2004
President and Chief Executive Officer
Companhia Vale do Rio Doce (CVRD), Brazil,
global mining company and the world's largest
producer of iron ore
Age 45

Mr. Agnelli was elected President and CEO of CVRD in 2001. He served in various positions at Bradesco, a Brazilian financial conglomerate, from 1981 to 2001 and was President and CEO of Bradespar S.A. from March, 2000, to July, 2001. He is a director of Asea Brown Boveri (ABB. Ltd).

Paul M. Anderson
Director since 2003
Chairman of the Board and CEO, Duke Energy Corporation
Age 59

Mr. Anderson became Chairman of the Board and CEO in November 2003. He served as Managing Director and CEO of BHP Billiton LTD and BHP Billiton PLC from 1998 to his retirement in 2002, was President and Chief Operating Officer of Duke Energy from 1997 to 1998 and President and Chief Executive Officer of PanEnergy Corp from 1995 to 1997, prior to the 1997 merger of PanEnergy Corp and Duke Energy. He is a director of Qantas Airways Limited. He is also a Global Counselor for The Conference Board Inc. He is a Class I director with a term expiring in 2007.

G. Alex Bernhardt, Sr. *
Director since 1991
Chairman and CEO, Bernhardt Furniture Company,
furniture manufacturer
Age 62

Mr. Bernhardt has been associated with Bernhardt Furniture Company of Lenoir, North Carolina, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996.

The Board of Directors

William T. Esrey
Director since 1985
Chairman Emeritus, Sprint Corporation,
a diversified telecommunications holding company
Age 65

Mr. Esrey, Chairman Emeritus of Sprint Corporation, served as its CEO from 1985 to 2003, and as its Chairman from 1990 to 2003. He also served as Chairman of Japan Telecom from 2003 to 2004. Mr. Esrey is a director of General Mills, Inc., and served as a director of PanEnergy Corp since 1985. He is a Class III director with a term expiring in 2006.

Ann Maynard Gray
Director since 1994
Former Vice President, ABC, Inc. and Former President,
Diversified Publishing Group of ABC, Inc.,
television, radio and publishing
Age 59

Ms. Gray was President, Diversified Publishing Group of ABC, Inc. from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. She is a director of Elan Corporation, plc, and The Phoenix Companies, Inc. and served as a director of PanEnergy Corp since 1994. She is a Class I director with a term expiring in 2007.

Dennis R. Hendrix *
Director since 2004
Retired Chairman of the Board, PanEnergy Corp
Age 65

Mr. Hendrix rejoined the Board of Directors in December 2004, having previously served from 1997 to 2002. He was Chairman of the Board of PanEnergy Corp from 1990 to 1997, CEO from 1990 to 1995 and President from 1990 to 1993. Mr. Hendrix is a director of Allied Waste Industries Inc., Grant Prideco, Inc. and Newfield Exploration Company.

The Board of Directors

A. Max Lennon, Ph.D. *
Director since 1988
President, Education and Research Services,
nonprofit economic development organization
Age 64

Dr. Lennon was appointed to his present position in 2003. He was President of Mars Hill College from 1996 until 2002. He served as President of Eastern Foods, Inc. from 1994 through 1995. Dr. Lennon was previously involved in higher education from 1966 to 1994, his last tenure being at Clemson University where he served as President for eight years. He is a director of Delta Woodside Industries, Inc. and Delta Apparel.

James G. Martin, Ph.D.
Director since 1994
Corporate Vice President, Carolinas HealthCare
System, largest healthcare system in the Carolinas
Age 69

Dr. Martin was named to his present position in 1995. He served as Governor of the State of North Carolina from 1985 to 1993 and was a member of the United States House of Representatives, representing the Ninth District of North Carolina, from 1973 to 1984. Dr. Martin is a director of Palomar Medical Technologies, Inc., aaiPharma Inc. and Family Dollar Stores, Inc. He is a Class III director with a term expiring in 2006.

The Board of
Directors

Michael E.J. Phelps
Director since 2002
Chairman, Dornoch Capital Inc., investment company
Chairman, Duke Energy Canadian Advisory Council
Age 57

Mr. Phelps was named Chairman, Dornoch Capital Inc. in 2003 and Chairman, Duke Energy Canadian Advisory Council in 2002. He served as Chairman and CEO of Westcoast Energy Inc. from 1992 to 2002. He is a director of Canfor Corporation, Canadian Pacific Railway Company and Fairborne Energy Ltd. He is a Class I director with a term expiring in 2007.

James T. Rhodes, Ph.D.
Director since 2001
Retired Chairman, President and CEO, Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation
Age 63

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations from 1998 to 1999 and Chairman, President and CEO from 1999 until 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. Dr. Rhodes is a member of the Advisory Council for the Electric Power Research Institute. He is a Class I director with a term expiring in 2007.

Beneficial
Ownership

The following table indicates how much Duke Energy Common Stock was beneficially owned by the directors, the executive officers listed in the Summary Compensation Table under "Executive Compensation" below (referred to as the Named Executive Officers), and by all directors and executive officers as a group as of February 15, 2005.

•
The shares listed as "Beneficially Owned" include shares held as of February 15, 2005, in Duke Energy's employee benefit plans.

•
Beneficial ownership of shares by directors and executive officers as a group represents beneficial ownership of less than 1% of the outstanding shares of Duke Energy Common Stock.

Name or Identity of Group	Total Shares Beneficially Owned[1]

R. Agnelli	62
P.M. Anderson	801,421
G.A. Bernhardt, Sr.	24,355
R.J. Brown	39,870
W.T. Esrey	79,554
F.J. Fowler	1,115,244
A.M. Gray	61,282
D.L. Hauser	195,336
D.R. Hendrix	300,993	[2]
G.D. Johnson, Jr.	823,309	[3]
A.M. Lennon	22,237
L.E. Linbeck, Jr.	74,284
J.G. Martin	22,103
J.W. Mogg	448,002
M.E.J. Phelps	46,536
J.T. Rhodes	15,503
R.G. Shaw	559,654
Directors and executive officers as a group (22)	5,683,608

1
Includes the following number of shares with respect to which directors and Named Executive Officers have the right to acquire beneficial ownership within sixty days of February 15, 2005, including conversion of vested stock equivalents and exercise of vested options (including options that are not in-the-money) upon voluntary termination: P.M. Anderson, 631,667; G.A. Bernhardt, Sr., 20,753; R.J. Brown, 31,886; W.T. Esrey, 39,783; F.J. Fowler, 989,309; A.M. Gray, 41,781; D.L. Hauser, 172,330; D.R. Hendrix, 11,760; G.D. Johnson, Jr., 16,900; A.M. Lennon, 20,875; L.E. Linbeck, Jr., 37,818; J.G. Martin, 16,256; J.W. Mogg, 374,552; M.E.J. Phelps, 46,536; J.T. Rhodes, 5,524; R.G. Shaw, 546,075; directors and executive officers as a group (22), 3,943,456. Number of shares that directors have a right to acquire based on conversion of phantom stock is based on the closing price of Duke Energy Common Stock on February 15, 2005. See "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" for information about in-the-money options.

2
Mr. Hendrix disclaims beneficial ownership of 20,895 shares.

3
Mr. Johnson disclaims beneficial ownership of 200,000 shares.

Beneficial
Ownership

The following table indicates how much and what percentage of Duke Energy Common Stock was beneficially owned as of December 31, 2004, by each person known to Duke Energy to be the beneficial owner of five percent (5%) or more of Duke Energy's Common Stock based on information provided in Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by Capital Research and Management Company on February 11, 2005, and Schedule 13G filed with the SEC by Dodge & Cox on February 10, 2005.

	Shares of Common Stock
Name and Address of Beneficial Owner	Beneficially Owned		Percentage

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	52,574,690	[1]	5.6%
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	52,888,566	[2]	5.6%

1
According to its Schedule 13G, Capital Research and Management Company is beneficial owner as a result of acting as investment adviser to various investment companies, and has no voting power and sole dispositive power with respect to these shares.

2
According to the Schedule 13G filed by Dodge & Cox, these shares are beneficially owned by its clients, and Dodge & Cox has sole voting power with respect to 49,615,836 shares, shared voting power with respect to 735,200 shares, and sole dispositive power with respect to all these shares.

Information on
the Board of
Directors

Board Meetings and Attendance

The Board of Directors had 12 meetings during 2004. No director attended less than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served. The average overall attendance percentage for meetings of the Board of Directors in 2004 was 94% and for meetings of Board committees was 94%. Ann M. Gray was appointed as lead director on May 12, 2004. The lead director is responsible for presiding at Board meetings when the Chairman/Chief Executive Officer is not present, presiding at executive sessions of the nonmanagement directors, assisting in developing the Board agenda in collaboration with the Chairman/Chief Executive Officer, calling special meetings of the Board of Directors, and serving as a liaison between the independent directors and the Chairman/Chief Executive Officer. Directors are encouraged to attend the annual meeting of shareholders. Ten directors attended the 2004 annual meeting of shareholders.

Independence of Directors

The Board of Directors may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy's subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board between annual meetings, at such time.

The Board of Directors has determined that the following directors are independent under the listing standards of the New York Stock Exchange: R. Agnelli, G.A. Bernhardt, Sr., R.J. Brown, W.T. Esrey, A.M. Gray, D.R. Hendrix, A.M. Lennon, L.E. Linbeck, Jr., J.G. Martin, M.E.J. Phelps and J.T. Rhodes. In reaching this conclusion, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Duke Energy and its subsidiaries.

To assist in this determination, the Board of Directors adopted the following categorical standards for relationships that are deemed not to impair a director's independence:

Relationship	Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
The director or immediate family member holds securities issued publicly by Duke Energy or its subsidiaries.	The director or immediate family member can receive no extra benefit not shared on a pro rata basis.
The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other	• The compensation cannot be contingent in any way on continued service, and
compensation unrelated to director or meeting fees, from Duke Energy or its subsidiaries.	• the director has not been employed by Duke Energy or any company that was a subsidiary of Duke Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Duke Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Information on
the Board of
Directors

Relationship	Requirements for Immateriality of Relationship

Business Relationships

Payments for property or services are made between Duke Energy or its subsidiaries and a company associated* with the director or	• Payment amounts must not exceed the greater of $1,000,000 or 2% of the associated company's revenues in any of its last three fiscal years, and
immediate family member who is an executive officer of the associated company.	• Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.
Indebtedness is outstanding between Duke Energy or its subsidiaries and a company associated* with the director or immediate	• Indebtedness amounts must not exceed 5% of the associated company's assets in any of its last three fiscal years, and
family member.	• Relationship must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	The business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	If the immediate family member lives in the director's home, the business must be done in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.	None

Charitable Relationships

Charitable donations or pledges are made by Duke Energy or its subsidiaries to a charity associated* with the director or immediate family member.	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity's revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.
Utility service must be provided in the ordinary course of the provider's business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm's-length terms.
Payments for property or services are made between Duke Energy or its subsidiaries and a charity associated* with the director or immediate family member.	Relationships must be in the ordinary course of Duke Energy's or its subsidiary's business and on arm's-length terms or subject to competitive bidding.

  *An "associated" company is one (a) for which the director or immediate family member is a general partner, principal or employee, or (b) of which the director and his or her immediate family members together own more than 5%. An "associated" charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

For purposes of these standards, immediate family members include a director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director's home. For purposes of the contribution relationship described under "Charitable Relationships" above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board Committees

The Board of Directors has the five standing committees described below:

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The Audit Committee appoints Duke Energy's independent auditor; provides independent oversight for financial reporting and internal controls, the internal audit function and the independent auditor; determines the independence of auditors; and makes recommendations on audit matters and internal controls to the Board of Directors.

Information on
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The Compensation Committee sets the salaries and other compensation of all executive officers of Duke Energy. This committee also makes recommendations to the Board of Directors on compensation for outside directors. The Compensation Committee established, effective February 22, 2005, a subcommittee that sets performance-based compensation for executive officers for purposes of Section 162(m) of the Internal Revenue Code.

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The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors, within the limits of the Restated Articles of Incorporation and By-Laws, as amended, and recommends potential successors to the Chief Executive Officer. This committee also considers nominees recommended by shareholders for the Board of Directors. This committee may engage an external search firm or third party to identify or evaluate or to assist in identifying or evaluating a potential nominee.

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The Finance and Risk Management Committee reviews Duke Energy's financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, and determines whether actions taken by management with respect to financial matters are consistent with Duke Energy's internal controls.

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The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy's nuclear power program. The oversight role is one of review, observation and comment and in no way alters management authority, responsibility or accountability.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on Duke Energy's Internet Web site: http://www.duke-energy.com/investors/corporate.htm and are available in print to any shareholder upon request.

Board Committee Membership Roster (as of March 31, 2005)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight

R. Agnelli		X		X
P.M. Anderson
G.A. Bernhardt, Sr.	X				X
R.J. Brown **	X		X
W.T. Esrey	X *
A.M. Gray		X	X *	X
D.R. Hendrix		X		X
G.D. Johnson, Jr.**				X
A.M. Lennon	X
L.E. Linbeck, Jr.**		X		X
J.G. Martin		X *	X		X
M.E.J. Phelps			X	X *
J.T. Rhodes	X				X *
Number of meetings in 2004	17	6	6	8	5

*  Chair
** Retiring or resigning from Board of Directors at 2005 annual meeting

Information on
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Audit Committee and Audit Committee Financial Expert

All the members of the Audit Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence. In addition, each Audit Committee member meets the independence and expertise requirements for audit committee membership under existing New York Stock Exchange rules as well as the rules and regulations of the SEC.

The Audit Committee charter is attached hereto as Appendix B. The Board of Directors has determined that the Audit Committee has two "audit committee financial experts," within the meaning of the regulations of the SEC: William T. Esrey and James T. Rhodes.

Compensation Committee

All the members of the Compensation Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence.

Corporate Governance Committee and Nomination of Directors

All the members of the Corporate Governance Committee have been affirmatively determined to be independent within the meaning of the listing standards of the New York Stock Exchange and Duke Energy's categorical standards of independence.

The Corporate Governance Committee recommends nominees to the Board of Directors, within the limits of the Restated Articles of Incorporation and By-Laws, as amended. The Corporate Governance Committee believes that each nominee for election to the Board of Directors should:

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Possess fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness.

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Have a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group.

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Have, as a general rule, a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization.

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Be the present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations.

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Have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders.

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Have the ability and be willing to spend the time required to function effectively as a director.

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Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director.

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Have independent opinions and be willing to state them in a constructive manner.

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Be a shareholder of Duke Energy (within a reasonable time of election to the Board).

Any shareholder who desires to nominate or recommend an individual as a nominee to the Board of Directors should submit the recommendation in writing to the Corporate Secretary, Duke Energy Corporation, P. O. Box 1006, Charlotte, NC 28201-1006 with the proper notice, as provided in the By-Laws, as amended, between 90 and 120 days prior to the first anniversary of the previous year's annual meeting (for the 2006 annual meeting, the Corporate Secretary must receive this notice on or after January 12, 2006, and on or before February 11, 2006), and should include the following information:

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the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

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the name, age, business address and principal occupation and employment of the recommended nominee;

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any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

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any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules, all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee's business experience over the past five years, (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy or Duke Energy's management;

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a description of any business or personal relationships between the recommended nominee and the recommending shareholder(s);

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a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation and (2) affirming the recommended nominee's willingness to be a director; and

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if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy's voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC.

The Corporate Governance Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The Chairman of the Corporate Governance Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the Corporate Governance Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the Corporate Governance Committee or as many members as can do so to meet the potential nominees. The Corporate Governance Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by Duke Energy's shareholders at the next annual meeting of shareholders.

The Corporate Governance Committee has retained Spencer Stuart & Associates, a global executive search firm, to identify and evaluate potential candidates for the Board of Directors.

The Corporate Governance Committee has recently recommended to the Board of Directors the appointment of James H. Hance, Jr., the recently retired vice chairman of Bank of America Corporation, as a director. Duke Energy is in the process of submitting an application to the Federal Energy Regulatory Commission (FERC) for a waiver of its regulation concerning interlocking directorates. Once that waiver has been obtained, the Board of Directors will consider the appointment of Mr. Hance as a director. Since the FERC waiver is not expected to be received until after the 2005 annual meeting, Mr. Hance is not being submitted as a nominee for election as director at the 2005 annual meeting. If appointed, Mr. Hance will stand for election at the 2006 annual meeting.

Resignation and Retirement Policies

Members of the Board of Directors are required to submit their resignations when they change employment or have another significant change in their professional roles and responsibilities. The normal retirement of those individuals who were members of the Board of Directors when the policy was adopted in 1998 is not considered a change for this purpose. The Corporate Governance Committee will determine whether any such resignation will be accepted. In 2004, the Corporate Governance Committee considered, and declined to accept, resignations tendered by two directors upon a change in their employment. Duke Energy's Board of Directors retirement policy states that normal retirement for each director will occur at the annual shareholders meeting following his or her seventieth birthday.

Robert J. Brown and Leo E. Linbeck, Jr., will be retiring at the 2005 annual meeting. George Dean Johnson, Jr., has tendered his resignation, effective as of the 2005 annual meeting.

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Compensation of Directors

Annual Retainer and Fees.  In 2004, compensation for each outside director was comprised of the following:

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An annual cash retainer of $40,000, which was increased to $45,000 effective May 1, 2004.

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An annual stock retainer of $50,000, which was paid in 2004 in the form of two awards of phantom stock units under the Duke Energy 1998 Long-Term Incentive Plan. One award for 1,500 phantom stock units was approved on February 24, 2004. Following approval of changes to directors' compensation in May, which included an annual stock retainer with an explicit target value of $50,000, a second award for 900 phantom stock units was granted on May 13, 2004, to make up for the difference between the annual target value and the value of the award made in February.

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An annual lead director retainer of $20,000, effective May 1, 2004, concurrent with establishment of a lead director.

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An annual committee chair retainer of $4,000 for the chairs of the Compensation, Corporate Governance, Finance and Risk Management and Nuclear Oversight Committees, and $8,000 for the chair of the Audit Committee. Annual committee chair retainers were increased effective May 1, 2004 to $7,500 for the chairs of the Compensation, Corporate Governance, Finance and Risk Management and Nuclear Oversight Committees, and $20,000 for the chair of the Audit Committee.

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An attendance fee of $1,000, which was increased to $1,500 effective May 1, 2004, for attendance at each meeting of the Board of Directors and other functions requiring their presence. For meetings of committees other than the Audit Committee, the attendance fee for meetings held in conjunction with a particular Board of Directors meeting was $1,000, increased to $1,500 effective May 1, 2004; and, effective May 1, 2004, is $2,500 for special, in-person meetings not held in conjunction with a particular Board of Directors meeting. The attendance fee for directors serving on the Audit Committee was $2,000 for attendance at each meeting until May 1, 2004, at which time the attendance fee was increased to $3,000 for in-person attendance at meetings held in conjunction with a particular Board of Directors meeting, with the fee for telephonic meetings, or telephonic participation in meetings held in conjunction with a particular Board of Directors meeting remaining at $2,000. Fees for attendance at committee meetings are not limited for attendance at different committee meetings held on the same day, but are limited for attendance at multiple meetings of the same committee when held in association with a particular Board of Directors meeting.

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Expenses related to attendance at Board of Directors and committee meetings.

Effective May 1, 2004, an outside director may elect to receive all or a portion of annual compensation, consisting of retainers (other than in the form of stock awards) and attendance fees, in cash on a current basis, or defer all or a portion of such compensation. Up to 50% of such annual compensation may also be received on a current basis as Duke Energy Common Stock. Any amounts deferred go into an unfunded account for the director's benefit, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy Common Stock phantom investment option, that the director elects. The outside director will receive, generally following termination of his or her service from the Board of Directors, deferred retainer and attendance fees in shares of Duke Energy Common Stock equal in market price to the portion of his or her account balance then "invested" in the Duke Energy Common Stock phantom investment option, with any remaining balance received in cash, on the basis of the distribution schedule that he or she has chosen.

Prior to May 1, 2004, an outside director was able to elect either to receive up to 50% of his or her retainer and attendance fees in the form of Duke Energy Common Stock or to defer, until termination of his or her service on the Board of Directors, that portion to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of a phantom investment option that is based on Duke Energy Common Stock or for the performance of such other phantom investment option to which the director subsequently elects to transfer all or a portion of the balance. Similarly, a director was able to elect either to receive the remaining 50% of such compensation in cash or to defer, until after termination of his or her service on the Board of Directors, that portion to an unfunded account for the director's benefit, the balance of which is adjusted for the performance of

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those phantom investment options, including the Duke Energy Common Stock phantom investment option, that the director elected.

Prior to May 1, 2004, each outside director was credited, in January and July of each year, with 200 phantom stock units, represented by an amount equal to the market price of a like number of shares of Duke Energy Common Stock, in an unfunded account for the director's benefit. The account balance is adjusted for the performance of the Duke Energy Common Stock phantom investment option or for the performance of such other phantom investment option to which the director subsequently elects to transfer all or a portion of the balance. The outside director will receive, generally following termination of his or her service from the Board of Directors, shares of Duke Energy Common Stock equal in market price to his or her account balance then "invested" in the Duke Energy Common Stock phantom investment option, with any remaining balance received in cash, on the basis of the distribution schedule that he or she has chosen. Following the January 2004 credit, this portion of outside directors' compensation was prospectively eliminated. Prior credits will be administered and distributed in accordance with the terms of this arrangement as in effect prior to elimination of this portion of outside directors' compensation.

Annual Stock Retainer for 2005.  The 2005 stock retainer, consisting of 1,820 phantom stock units to each outside director, was granted on February 28, 2005, at the same time as the 2005 grant of long-term incentive awards to executive officers.

Arrangement with Outgoing Westcoast Chief Executive Officer.  Pursuant to an arrangement made in connection with Duke Energy's acquisition of Westcoast Energy, director Michael E.J. Phelps, the former Chairman and Chief Executive Officer of Westcoast Energy, entered into a noncompete agreement with Duke Energy that expired on March 14, 2004, under which he received approximately Canadian (C) $41,000 monthly. Pursuant to the agreement, Mr. Phelps received a lump-sum payment in the amount of C$2,000,000 upon expiration of the agreement. In 2004, Duke Energy reimbursed Mr. Phelps C$1,086 for expenses related to his membership on the Duke Energy Canadian Advisory Council, which was established in connection with the acquisition of Westcoast Energy and which provides advice on strategic, social, commercial, national and local issues facing Duke Energy's Canadian businesses.

Charitable Giving Program.  After ten years on the Board of Directors, eligible directors participate in the Directors' Charitable Giving Program. Under this program, Duke Energy will make, upon the director's death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that Duke Energy make donations under this program during the director's lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In 2004, donations of $473,500 were made by Duke Energy to charitable organizations at the request of James G. Martin, exhausting the donations available to Dr. Martin under this program. Duke Energy maintains life insurance policies upon eligible directors to fund donations under the program. Eligible directors include only those who were members of the Board of Directors on February 18, 1998, and certain former directors who previously qualified for this benefit. The last three remaining directors who could become eligible for this program became eligible during 2004.

Reimbursement of Certain Expenses; Gifts.  In August 2004, in connection with a Board of Directors meeting held in New York City, spouses of certain outside directors attended lunch and dinner events paid for by Duke Energy. In connection with this Board meeting Duke Energy also paid for a social event for spouses, tickets for a sporting event for an outside director, and round-trip transportation for the spouses of certain directors. The total cost of the foregoing was approximately $17,000. Duke Energy also presented a Christmas gift to each outside director in 2004, at a total cost of approximately $1,200.

Stock Ownership Guidelines.  Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) of 4,000 shares. The targeted ownership level has been met by all but one director who, having joined the Board of Directors in 2004, has until 2009 to meet the target level.

Report of the
Audit Committee

The financial statements of Duke Energy are prepared by management, which is responsible for their objectivity and integrity. With respect to the financial statements for the calendar year ended December 31, 2004, the Audit Committee reviewed and discussed the audited financial statements and the quality of financial reporting with management and the independent auditor. It also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and received and discussed with the independent auditor the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditor the independent auditor's independence and has also considered the compatibility of nonaudit services with the auditor's independence.

Based upon the reviews and discussions referred to above, and pursuant to delegation of authority by the Board of Directors, the Audit Committee authorized the inclusion of the audited financial statements in Duke Energy's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Audit Committee also appointed, subject to shareholder ratification, Duke Energy's independent auditor for 2005.

This report has been provided by the Audit Committee.

William T. Esrey, Chairman
G. Alex Bernhardt, Sr.
Robert J. Brown
A. Max Lennon
James T. Rhodes

Report of the
Compensation
Committee

The Committee's Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of nonemployee directors, all of whom are independent under the currently applicable standards of the New York Stock Exchange. The Compensation Committee is responsible for setting and administering policies which govern Duke Energy's executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2004.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

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Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and lines of business;

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Motivate executives and key employees to achieve strong financial and operational performance;

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Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

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Reward individual performance;

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Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and

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Encourage long-term commitment to Duke Energy.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, the Board of Directors has adopted stock ownership guidelines for executive officers and all key employees who are eligible to receive long-term incentive awards. The target level of ownership of Duke Energy Common Stock (or Common Stock equivalents) is established as a fixed number of shares. The target level for the Chairman of the Board and Chief Executive Officer is 100,000 shares. The target level for the President and Chief Operating Officer is 50,000 shares. The target level for certain other executive officers, including Messrs. Mogg and Hauser and Dr. Shaw, and heads of major business units is 28,000 shares. The target level for all other employees subject to the guidelines ranges from 2,000 to 14,000 shares. Each employee subject to the guidelines is expected to achieve the ownership target within five years from the date on which the employee became subject to the guidelines. All executive officers and other employees whose stock ownership guideline target date was on or before January 1, 2005, have met the ownership target. Common Stock beneficially held for an executive under the Duke Energy Retirement Savings Plan, Common Stock equivalents earned through nonqualified deferred compensation programs, phantom stock units and certain performance shares awarded as long-term incentives and any other beneficially owned Common Stock can be included by executives in demonstrating compliance with the guidelines. Shares that executives have the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for guideline purposes.

To reinforce the importance of stock ownership, the Compensation Committee implemented in 2004 a policy whereby employees subject to the guidelines who do not achieve their ownership target by their target ownership date may elect to deposit any annual cash payouts under short-term incentive plans into an account and apply such deposits to purchase shares of Duke Energy Common Stock until their target ownership level is achieved. Those employees who make such election but do not retain the purchased shares, and those who do not make such election, become ineligible for future long-term incentive awards until they demonstrate that they have otherwise achieved and maintained their target ownership level. Employees who fail to maintain their ownership target following initial achievement become ineligible for future long-term incentive awards until such time as they again meet the ownership target.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements and independent consultants to assess Duke Energy's competitive position with respect to the following three components of executive compensation:

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base salary;

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annual incentives; and

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long-term incentive compensation.

Report of the
Compensation
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The Compensation Committee also considers individual performance, level of responsibility, skills and experience, internal comparisons and other existing compensation awards or arrangements in making compensation decisions for each executive. Decisions regarding adjustments to each of the above three components of executive compensation are made simultaneously in December, concurrent with initial assessments of the executives' performance for the current year. Adjustments become effective January 1 of the following year. The Chief Executive Officer's performance and compensation is discussed in "Compensation of the Chief Executive Officer" below.

In making compensation decisions, the Compensation Committee reviews a variety of market surveys for each executive position, where available, in order to ensure that its compensation actions are appropriate and reasonable and consistent with its philosophy, considering the various markets in which Duke Energy competes for talent. The market surveys reviewed by the Compensation Committee consist of energy services industry data, which includes many of the companies included in the Dow Jones utility index used in the "Performance Graph" below, and general industry data, which includes companies similar in size to Duke Energy across a variety of industries. Additionally, the Compensation Committee reviews special market surveys for certain operations positions for which data is not found in energy services or general industry surveys. In accordance with its compensation philosophy, the Compensation Committee believes that executives' interests are better aligned with shareholders when significant portions of total pay are provided in the form of long-term incentives. Accordingly, the proportion of the 2004 total annual pay opportunity for Messrs. Fowler, Mogg and Hauser and Dr. Shaw provided in the form of stock-based long-term incentives was approximately 60%, which is generally in alignment with general industry survey benchmarks, as compared to lower proportions in the energy services industry.

Components of Compensation

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Base Salary:  Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, internal comparisons, and competitive data obtained from consultants and staff research. The goal for the base salary component is to compensate executives at a level that approximates the median salaries of individuals in comparable positions and markets. The Compensation Committee approves all salary increases for executive officers. Base salary increases were approved, effective January 1, 2004, for Messrs. Fowler and Hauser, and effective March 1, 2004 for Messrs. Mogg and Hauser. Mr. Mogg's increase was approved following completion of a management reorganization and an associated review of internal compensation comparisons. Mr. Hauser's second increase was coincident with his appointment to Group Vice President and Chief Financial Officer. Dr. Shaw did not receive a base salary increase in 2004. Mr. Anderson does not receive a base salary.

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Annual Incentives:  Annual cash incentives are provided to executives to promote the achievement of performance objectives of Duke Energy and an executive's particular business unit. In 2004, the Compensation Committee administered the Duke Energy Corporation Executive Short-Term Incentive Plan, which provides for the award of annual cash incentives to executive officers, including the Named Executive Officers set forth in the Summary Compensation Table under "Executive Compensation" below. Target incentive opportunities for executives under the plan are established as a percentage of base salary, using survey data for individuals in comparable positions and markets and internal comparisons. Incentive amounts are intended to provide total cash compensation at the market median for individuals in comparable positions and markets when target performance is achieved and above the market median when outstanding financial and operational results are achieved. Target incentive opportunities for 2004 as a percentage of base salary for Messrs. Fowler, Mogg and Hauser and Dr. Shaw were 90%, 69%, 69% and 70%, respectively.

During the first quarter of 2004, the Compensation Committee established threshold, target and maximum performance for Named Executive Officers associated with financial measures and individual objectives, which consisted of a combination of strategic and operational measures. Depending on performance, Named Executive Officers could receive up to 190% of their short-term incentive targets. The financial measures were based upon Duke Energy's earnings per share (EPS), return on capital employed (ROCE) and cash from operations less capital expenditures, plus or minus the change in

Report of the
Compensation
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outgoing letters of credit (Cash Flow). In addition, Dr. Shaw had financial measures associated with Duke Power's earnings before interest and taxes (EBIT) and ROCE. The financial goals were established consistent with the 2004 financial plan but excluded certain potential transactions contemplated in the financial plan that the Compensation Committee did not consider to be representative of ongoing operations. Performance goals for each Named Executive Officer were weighted as follows:

Incentive Goals	Messrs. Fowler, Mogg and Hauser	Dr. Shaw

Duke Energy EPS	32%	16%

Duke Energy ROCE	32%	16%

Duke Energy Cash Flow	16%	8%

Duke Power EBIT	—	20%

Duke Power ROCE	—	20%

Individual Objectives	20%	20%

The Compensation Committee structured 2004 short-term incentives to provide that certain executives, including the Named Executive Officers, would receive no short-term incentive payment if the EPS threshold goal was not achieved. In addition, all other executives would receive no payment associated with Duke Energy ROCE and Cash Flow, and certain payout caps were to be applied to business unit financial and individual objectives, if the EPS threshold goal was not achieved.

Following evaluation of 2004 performance, the Compensation Committee approved payments to Messrs. Fowler, Mogg and Hauser and Dr. Shaw, representing 161%, 166%, 167% and 153% of their respective target awards. In determining the bonuses for Named Executive Officers, and in consideration of overall 2004 performance, the Compensation Committee exercised its discretion under the Duke Energy Corporation Executive Short-Term Incentive Plan to reduce award payments calculated in accordance with the 2004 short-term incentive plan formula. Such reductions were in recognition of certain 2004 transactions that were not contemplated in the financial plan and that the Committee did not consider to be representative of ongoing operations. Results for an individual objective established for each of Messrs. Fowler and Hauser and Dr. Shaw and representing 2%, 4% and 0.66% of their total target bonus opportunities, respectively, were not known at the time this proxy statement was filed. Mr. Anderson does not have an annual cash incentive opportunity.

Awards under the Executive Short-Term Incentive Plan to executive officers, other than the Named Executive Officers, were determined on the basis of a combination of goals based on the following: (1) EPS, (2) ROCE, (3) Cash Flow, (4) EBIT equivalent measures unique to individual business groups, such as interest savings, and (5) individual objectives. Payments ranged from 122% to 168% of target awards. EPS, ROCE, Cash Flow, EBIT equivalent goals, if applicable, and individual objectives determined, on average, 31%, 32%, 18%, 3% and 16%, respectively, of each executive officer's bonus.

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Long-Term Incentive Compensation:  The Compensation Committee structured 2004 long-term incentive compensation with the objectives of increasing stock ownership, providing a focus on long-term value creation and enhancing executive retention. Fifty percent (50%) of the value of the target 2004 long-term incentive opportunity of each executive officer, including Named Executive Officers, was awarded in the form of performance shares and 50% was awarded in the form of phantom stock units. All awards of performance shares and phantom stock were granted under the Duke Energy 1998 Long-Term Incentive Plan.

The purpose of such performance shares and phantom stock units is to align compensation directly with increases in shareholder value. The number of performance shares granted in 2004 is the number of shares that may vest based upon achievement of the performance goal at the maximum level. The number of shares granted was determined by first dividing the portion of target long-term incentive value awarded to executives in the form of performance shares by the fair market value of a share of Duke Energy Common Stock on the date of grant (target shares), then by multiplying the target shares by 125%. The number of phantom stock units granted in 2004 was determined by dividing the portion of target long-term incentive value awarded to executives in the form of phantom stock by the fair market value of a share of Duke Energy Common Stock on the date of grant. The grant of the performance shares is reported in "Long-Term Incentive Plan—Awards in Last Fiscal Year" below, whereas the grant of phantom stock units is reported in the Summary Compensation Table under "Executive

Report of the
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Compensation" below. Mr. Anderson did not receive any long-term incentive compensation in 2004.

Target long-term incentive opportunities for executives are established as a percentage of base salary using survey data for individuals in comparable positions and markets and internal comparisons. In determining target long-term incentive opportunities, the Compensation Committee, or, in some cases, its designee, also considers the grant recipient's qualitative and quantitative performance, the size of stock option and other stock-based awards in the past, and expectations of the grant recipient's future performance.

Compensation of the Chief Executive Officer

The Compensation Committee, based upon input from the Corporate Governance Committee regarding the Chief Executive Officer's performance, reviews and approves annually the compensation of the Chief Executive Officer and informs the Board of Directors of any adjustments or actions. The annual review of the Chief Executive Officer's performance and compensation is conducted in February of each year to assure thorough consideration of year-end results. In 2004, the Corporate Governance Committee used an independent consultant to conduct a review of the Chairman and Chief Executive Officer's performance, in part for purposes of the Compensation Committee's determination of the number of shares, if any, that should vest as of December 31, 2004, under Mr. Anderson's performance share award, as described below.

The employment agreement between Duke Energy and Mr. Anderson (as described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" under "Executive Compensation" below) establishes that Mr. Anderson's compensation will be provided in the form of stock-based compensation in lieu of base salary, annual cash incentives and certain employee benefits. The purpose of the structure of this compensation package is to directly align Mr. Anderson's compensation with shareholders by making his compensation contingent upon stock price, Duke Energy performance and dividend yield. In accordance with his employment agreement, upon commencement of his employment in November 2003, Mr. Anderson received a nonqualified stock option award with respect to 1,100,000 shares, a performance share award for 360,000 shares and a phantom stock award for 285,000 units, as described in the Summary Compensation Table under "Executive Compensation" below. All of the awards to Mr. Anderson were granted under the Duke Energy 1998 Long-Term Incentive Plan.

Mr. Anderson had the opportunity to vest in up to 120,000 of the performance shares based upon 2004 performance associated with goals established by the Compensation Committee in February 2004. Mr. Anderson's 2004 performance goals were based on EPS, ROCE, Cash Flow and individual objectives. These goals were weighted 32%, 32%, 16% and 20%, respectively. Mr. Anderson's individual objectives related to strategy development and execution, improvements in operating systems, safety, diversity, employee development, succession planning and performance management, and maintaining and improving credibility and trust of stakeholders. In February 2005 the Compensation Committee determined that the goals were exceeded as a result of above-target achievement on each of the EPS, ROCE and Cash Flow goals and aggregate achievement of individual objectives above target, resulting in 120,000 of Mr. Anderson's performance shares vesting as of December 31, 2004.

In 2004, Mr. Anderson earned $9,030,283, based on the value of stock-based award vestings and dividend equivalent payments associated with his phantom stock and performance shares as detailed below.

Performance Shares[1,2]	$3,195,600

Phantom Stock Units[1,2]	$2,235,850

Stock Options[1,2]	$2,889,333

Dividend Equivalent Payments	$709,500

Total	$9,030,283

1
As described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" under "Executive Compensation" below, Mr. Anderson does not receive payment of his vested performance shares and phantom stock units, nor are his vested stock options exercisable, until his employment with Duke Energy terminates.

2
Amounts shown for performance shares and phantom stock units represent the values on the vesting dates, as defined in the Duke Energy 1998 Long-Term Incentive Plan. Amount shown for stock options represents the in-the-money value as of December 31, 2004 of options which vested during 2004 and is based on the closing price of a share of Duke Energy Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on such date, which was $25.33.

Report of the
Compensation
Committee

The Committee believes the value of compensation earned by Mr. Anderson during 2004 is appropriate and reasonable considering Duke Energy's outstanding 2004 financial performance.

Mr. Anderson's 2005 performance goals for his opportunity to vest in up to 120,000 performance shares will be based on EPS, ROCE and individual objectives weighted 50%, 30% and 20%, respectively.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, Duke Energy generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees, generally its Named Executive Officers. Certain performance-based compensation paid pursuant to the Duke Energy 1998 Long-Term Incentive Plan and the Executive Short-Term Incentive Plan is not subject to the deduction limit. While the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders. Payments subject to the deduction limit include those associated with the 2004 phantom stock awards described in "Components of Compensation—Long-Term Incentive Compensation" above.

This report has been provided by the Compensation Committee, as constituted on February 22, 2005.

James G. Martin, Chairman
Roger Agnelli
Ann M. Gray
Leo E. Linbeck, Jr.

Performance
Graph

Comparison of Five-Year Cumulative Total Return Among Duke Energy Corporation,
S&P 500 Index and DJ Utilities

Executive
Compensation

Summary Compensation Table

The following table sets forth information regarding compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of Duke Energy who were serving as executive officers at the end of 2004, for services to Duke Energy and its subsidiaries for the years ended December 31, 2004, 2003, and 2002.

		Annual Compensation					Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)[4]	Other Annual Compensation ($)		Restricted Stock Award(s) ($)[6,7]	Securities Underlying Options/SARS (#)	LTIP Payouts ($)[8]	All Other Compensation ($)[9]

Paul M. Anderson[1] Chairman of the Board and Chief Executive Officer	2004 2003	0 0	0 0	365,296 0	[5]	0 11,255,250	0 1,100,000	0 0	0 0
Fred J. Fowler President and Chief Operating Officer	2004 2003 2002	729,996 670,009 559,996	1,055,939 603,000 0	67,282 46,237 63,866		1,204,413 878,113 0	0 201,000 42,100	0 0 532,600	84,882 44,102 77,068
Jimmy W. Mogg[2] Group Vice President, Chief Development Officer	2004 2003 2002	491,667 450,000 450,000	580,183 365,985 40,095	53,356 27,314 36,300		562,458 393,134 0	0 93,000 7,500	0 0 319,560	71,084 50,554 69,355
David L. Hauser[3] Group Vice President and Chief Financial Officer	2004 2003 2002	491,667 285,000 285,000	562,710 270,875 73,644	22,299 18,253 22,966		450,052 149,405 0	0 39,600 4,700	0 0 159,780	56,171 33,469 38,218
Ruth G. Shaw President and Chief Executive Officer, Duke Power Company	2004 2003 2002	500,004 500,004 500,004	534,254 223,152 0	23,533 25,294 38,282		625,073 480,573 0	0 110,000 0	0 0 248,547	51,640 35,249 70,861
1
Mr. Anderson does not receive a base salary, annual cash incentives or certain employee benefits, as more fully described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

2
Mr. Mogg was appointed Group Vice President, Chief Development Officer effective January 1, 2004. He previously served as President and Chief Executive Officer of Duke Energy Field Services, LLC, a consolidated subsidiary of Duke Energy, since December 1994, and additionally served as Chairman of the Board of Duke Energy Field Services, LLC since 1999. Mr. Mogg resigned from these positions as of December 31, 2003.

3
Mr. Hauser was appointed Group Vice President effective January 1, 2004, and Chief Financial Officer effective March 1, 2004, having served as Chief Financial Officer in an acting capacity since November 21, 2003. Mr. Hauser previously served as Senior Vice President and Treasurer since 1998.

4
Amounts shown for Messrs. Fowler and Hauser and Dr. Shaw for 2004 do not include any amount that may be payable on account of an individual objective performance goal, which amount, if any, could not yet be determined at the time this proxy statement was filed. The bonus opportunities for this goal represent 2%, 4% and 0.66% of the total target bonus opportunities for Messrs. Fowler and Hauser and Dr. Shaw, respectively.

5
Includes $159,363 associated with the relocation of Mr. Anderson's principal residence to Charlotte, North Carolina, including reimbursement of the related tax liability. Also includes $134,507 associated with the incremental cost to Duke Energy for personal use of company aircraft by Mr. Anderson and his wife. In accordance with his employment agreement described in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below, Mr. Anderson is permitted to use Duke Energy aircraft for personal travel. During 2004, an independent security study for Mr. Anderson, commissioned by the Compensation Committee, was completed. The report included a recommendation that Mr. Anderson and his wife travel by corporate jet (chartered or company-owned) whenever possible for personal travel.

Executive
Compensation

6
Mr. Anderson received an award of performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan upon his employment with Duke Energy in 2003. Performance shares are represented by units denominated in shares of Duke Energy Common Stock. Each performance share represents the right to receive, upon vesting, one share of Duke Energy Common Stock. One hundred twenty thousand (120,000) shares vested as of December 31, 2004, based upon achievement of 2004 performance goals, as described in the "Report of the Compensation Committee" above. Up to one hundred twenty thousand (120,000) shares will vest on each of December 31, 2005, and December 31, 2006, subject to achievement of performance goals established for calendar year 2005 and to be established for 2006, respectively. Any shares subject to vesting in calendar years 2005 and 2006 that do not vest upon achievement of goals associated with those years will be forfeited. Payment of any vested performance shares will be made in shares of Duke Energy Common Stock to Mr. Anderson following termination of his employment with Duke Energy. The performance share award also grants an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by vested and unvested performance shares, while the award remains outstanding but unpaid. Mr. Anderson's aggregate performance share holdings (both vested and unvested) at December 31, 2004, were 360,000 shares, with a value on that date of $9,118,800, based on the closing price that day of a share of Duke Energy Common Stock as reported on the New York Stock Exchange Composite Transaction Tape, which was $25.33. Other payment conditions with respect to Mr. Anderson's performance share award are described in more detail in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

Awards made in 2003 to Messrs. Fowler, Mogg and Hauser and Dr. Shaw were performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan. Such performance shares are represented by units denominated in shares of Duke Energy Common Stock. Each performance share represented the right to receive, upon vesting, one share of Duke Energy Common Stock. Vesting of the performance shares was based upon achievement of Duke Energy 2003 EPS within a specified range. As a result of not meeting the 2003 EPS threshold goal, the performance shares in each award were forfeited.

7
Mr. Anderson received an award of phantom stock granted under the Duke Energy 1998 Long-Term Incentive Plan upon commencement of his employment with Duke Energy in 2003. Phantom stock is represented by units denominated in shares of Duke Energy Common Stock. Each phantom stock unit represents the right to receive, upon vesting, one share of Duke Energy Common Stock. Forty-five thousand (45,000) units of the phantom stock award to Mr. Anderson vested on January 1, 2004. An additional twenty thousand (20,000) units vested on each of April 1, 2004, July 1, 2004, October 1, 2004 and January 1, 2005. The remaining 160,000 units will vest 20,000 units each on the first day of each quarter beginning April 1, 2005, and ending on January 1, 2007. Payment of vested phantom stock units will be made in shares of Duke Energy Common Stock to Mr. Anderson following termination of his employment with Duke Energy. The phantom stock award also grants an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by vested and unvested phantom units, while the award remains outstanding but unpaid. Other payment conditions with respect to Mr. Anderson's phantom stock award are described in more detail in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.

Messrs. Fowler, Mogg and Hauser and Dr. Shaw received one-half the value of the long-term incentive component of their 2004 compensation in the form of phantom stock; the other half was received as performance shares as described in "Long-Term Incentive Plan—Awards in Last Fiscal Year" below. Also, Messrs. Fowler and Mogg and Dr. Shaw each elected to receive 30%, and Mr. Hauser elected to receive 20%, of the value of the long-term incentive component of their 2002 compensation in the form of phantom stock. All awards were granted under the Duke Energy 1998 Long-Term Incentive Plan. The 2004 awards were approved by the Compensation Committee on February 24, 2004, and made on March 4, 2004, and the 2002 awards were made on December 19, 2001. Phantom stock is represented by units denominated in shares of Duke Energy Common Stock. Each phantom

Executive
Compensation

stock unit that vests represents the right to receive one share of Duke Energy Common Stock. The phantom stock awards also grant an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy Common Stock represented by unvested phantom units, while the award remains unvested.

    2004 Award.  One fifth of the 2004 phantom stock award vests on each of the first five anniversaries of the approval date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. There is an accelerated vesting opportunity in early 2007, for units not previously vested on the anniversaries of the approval date, based on achievement of target total shareholder return (TSR) relative to the S&P 500 for the calendar-year period 2004-2006. The target TSR goal is consistent with the target TSR goal for the 2004 performance shares described in "Long-Term Incentive Plan—Awards in Last Fiscal Year" below. If retirement occurs during the 2004-2006 performance period and the TSR goal is subsequently determined to have been achieved, units in the award are adjusted to reflect actual 2004-2006 service and are immediately vested, to the extent not previously vested on the anniversaries of the approval date. If the recipient's employment terminates as a result of death, disability, or by Duke Energy without cause or as a result of a divestiture, units in the award are reduced to reflect actual service during the installment vesting period and are immediately vested, and any remaining unvested units are forfeited. In the event of a "change in control" of Duke Energy, as defined in the plan, all outstanding unvested units will vest.

    2002 Award.  One quarter of the 2002 phantom stock award vests on each of the first four anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. The awards fully vest in the event of the recipient's death or disability or a "change in control" of Duke Energy as defined in the plan. If the recipient's employment terminates other than on account of retirement, death or disability, any unvested shares remaining on the termination date are forfeited.

The aggregate number of phantom stock units held by Messrs. Anderson, Fowler, Mogg and Hauser and Dr. Shaw at December 31, 2004, and their fair market values on that date (based on the closing price of a share of Duke Energy Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on such date, which was $25.33) are as follows:

	Number of Phantom Stock Units	Value At December 31, 2004
Paul M. Anderson	285,000	$7,219,050
Fred J. Fowler	59,915	1,517,647
Jimmy W. Mogg	21,625	547,761
David L. Hauser	28,563	723,501
Ruth G. Shaw	31,988	810,256

The phantom stock unit holdings for Messrs. Fowler, Mogg and Hauser and Dr. Shaw include grants made in 2004, as reflected in the Summary Compensation Table above, and in 2001. Mr. Anderson's phantom stock unit holdings were granted in 2003 as reflected in the Summary Compensation Table above.

8
Amounts shown represent the dollar value of Duke Energy Common Stock paid in 2002 based on achievement in 2000 of a target total shareholder return goal. Pursuant to the terms of the performance share awards granted in 1999, no payments under the award could occur prior to the third anniversary of the date of the award. Mr. Fowler and Mr. Hauser elected to defer receipt of their payment in the form of stock units held in accounts in the Duke Energy Corporation Executive Savings Plan.

Executive
Compensation

9
All Other Compensation column includes the following for 2004:

	Paul M. Anderson	Fred J. Fowler	Jimmy W. Mogg	David L. Hauser	Ruth G. Shaw
Matching Contributions Under the Duke Energy Retirement Savings Plan	—	$12,300	$12,300	$12,300	$12,300
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	—	67,680	17,200	30,452	31,089
Above-Market Interest Earned on Account Balances in the Duke Energy Corporation Executive Savings Plan Supplemental Account	—	—	—	9,181	2,606
Economic Value of Life Insurance Coverage Provided Under Life Insurance Plans	—	4,902	4,985	4,238	5,645
Supplemental Credit to the Duke Energy Corporation Executive Savings Plan[1]	—	—	36,599	—	—
Total	—	$84,882	$71,084	$56,171	$51,640
1
Credit for company match contributions forfeited on Mr. Mogg's short-term incentive bonus earned in 2003 but paid in 2004 under the Duke Energy Field Services 401(k) and Retirement Plan and the Duke Energy Field Services Executive Deferred Compensation Plan. Such forfeiture resulted from Mr. Mogg's short-term incentive bonus becoming ineligible for benefits under the referenced plans upon his termination of employment at Duke Energy Field Services, LLC effective January 1, 2004, to accept his current position with Duke Energy.

Option/SAR Grants in 2004

Duke Energy did not grant any stock options or stock appreciation rights (SARs) in 2004 to the Named Executive Officers or any other persons.

Option Exercises and Year-End Values

This table shows aggregate exercises of options during 2004 by the Named Executive Officers and the aggregate year-end value of the unexercised options held by them. The value assigned to each unexercised "in-the-money" stock option is based on the positive spread between the exercise price of the stock option and the closing price of a share of Duke Energy Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on December 31, 2004, which was $25.33. The ultimate value of a stock option will depend on the market value of the underlying shares at the time of exercise.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARS at FY-End[1] (#)	Value of Unexercised In-the-Money Options/SARS at FY-End[1] ($)
Shares Acquired on Exercise (#)
Name		Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Paul M. Anderson	—	—	— / 1,100,000	— / 8,668,000
Fred J. Fowler	17,106	258,749	888,552 / 180,500	1,018,308 / 1,742,670
Jimmy W. Mogg	—	—	346,788 / 86,200	343,578 / 780,300
David L. Hauser	—	—	162,425 / 33,775	160,479 / 296,514
Ruth G. Shaw	—	—	512,725 / 105,375	360,215 / 953,700

1
Duke Energy has not granted any SARs to the Named Executive Officers or any other persons.

Executive
Compensation

Long-Term Incentive Plan—Awards in Last Fiscal Year

As explained above in note 7 to the Summary Compensation Table, Messrs. Fowler, Mogg and Hauser and Dr. Shaw received one-half the value of the long-term incentive component of their 2004 compensation in the form of performance shares. The following table provides information concerning those performance share awards, which were made under the Duke Energy 1998 Long-Term Incentive Plan. Additional information in regard to these awards is set out following the table.

			Estimated Future Payouts Under Non-Stock-Price-Based Plans

Name	Number of Performance Shares[1]	Performance or Other Period	Threshold (#)	Target (#)	Maximum (#)

Paul M. Anderson	—	—	—	—	—

Fred J. Fowler	70,450	3 years	28,180	56,360	70,450

Jimmy W. Mogg	32,900	3 years	13,160	26,320	32,900

David L. Hauser	26,330	3 years	10,530	21,060	26,330

Ruth G. Shaw	36,560	3 years	14,625	29,250	36,560

1
The number of shares awarded represents the number of shares of Duke Energy Common Stock payable upon achievement of the TSR goal at the maximum performance level (i.e. 125% of target award shares).

The determination of the actual number of performance shares earned is based on Duke Energy's TSR over the three-year performance period from January 1, 2004, to December 31, 2006, as compared to the TSR of the S&P 500 for that period. The actual number of performance shares that can be earned ranges from 0% to 125% of target award shares. To achieve the threshold, target and maximum payments indicated above, Duke Energy's TSR ranking must be at the 55th percentile, 70th percentile and 80th percentile, respectively. Performance shares earned are interpolated for TSR performance between these percentiles. The threshold and maximum payments represent 50% and 125%, respectively, of the target number of shares. For each performance share earned, participants receive one share of Duke Energy Common Stock. Payment of any shares earned will be made following the determination in early 2007 of the extent to which the performance goal has been achieved, unless an election (to the extent permitted by applicable law) is made by the executive to defer payment of the performance shares until termination of employment. Any shares not earned are forfeited. In addition, following determination that the performance goal has been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy Common Stock during the performance period multiplied by the number of performance shares earned, unless an election (to the extent permitted under applicable law) is made by the executive to defer payment of the performance shares and tandem dividend equivalents until termination of employment. If the recipient's employment terminates during the performance period as a result of retirement, death, disability, or by Duke Energy without cause or as a result of a divestiture, following determination that the TSR goal has been achieved the number of shares earned will be adjusted to reflect actual service during the performance period. If the recipient's employment terminates during the performance period for any other reason, all shares in the award will be forfeited. In the event of a "change in control" (as defined in the Duke Energy 1998 Long-Term Incentive Plan) prior to determination that the TSR goal has been achieved, target TSR performance is assumed and the number of shares earned are adjusted to reflect actual service during the performance period prior to the change in control.

Executive
Compensation

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Duke Energy entered into an employment agreement ("Agreement") with Mr. Anderson which became effective November 1, 2003, ("Effective Time") upon his election as Chairman of the Board and Chief Executive Officer and which will remain in effect until December 31, 2006 ("Agreement Term"). Mr. Anderson's employment may be terminated earlier as a result of his resignation, with ninety days' notice to Duke Energy, or by Duke Energy (1) due to disability that prevents Mr. Anderson from the full time performance of his duties; (2) for "cause" (as defined in the Agreement); or (3) for any reason other than death, disability or for cause, upon ninety days' notice to Mr. Anderson. The Agreement provides that Mr. Anderson was to be awarded a nonqualified stock option grant with respect to 1,100,000 shares, a performance share grant for 360,000 shares and a phantom stock grant for 285,000 units (collectively, "Equity Awards"), with Equity Awards made under the Duke Energy 1998 Long-Term Incentive Plan. The Agreement further provides that Mr. Anderson's compensation will be provided primarily through these Equity Awards and that Mr. Anderson will not be paid a base salary and will not participate in the Duke Energy Corporation Executive Short-Term Incentive Plan or any other annual cash bonus program. The Equity Awards were granted on November 17, 2003, concurrent with the execution of the Agreement.

Pursuant to the Agreement, the stock options have a term of ten years and will vest one-third each on the first three anniversaries of the grant date. The vested stock options will become exercisable on January 1, 2007, or earlier upon termination of Mr. Anderson's employment with Duke Energy. Forty-five thousand (45,000) units of the phantom stock award vested on January 1, 2004. An additional twenty thousand (20,000) units vested on each of April 1, 2004, July 1, 2004, October 1, 2004 and January 1, 2005. The remaining 160,000 units will vest 20,000 units each on the first day of each quarter beginning April 1, 2005, and ending on January 1, 2007. One hundred twenty thousand (120,000) of the performance shares vested as of December 31, 2004, based upon achievement of 2004 performance goals, as described in the "Report of the Compensation Committee" above. Up to 120,000 performance shares will vest on each of December 31, 2005 and December 31, 2006, but only if the performance goals established by the Compensation Committee with respect to calendar year 2005 and to be established for 2006, respectively, are achieved. As specified in the Agreement, the Compensation Committee may establish goals for each calendar year consisting of a combination of financial objectives and strategic objectives. Performance shares will be forfeited and will cease to be outstanding to the extent performance goals are not achieved for any calendar year. Vested performance shares and phantom stock units will be paid to Mr. Anderson in shares of Duke Energy Common Stock following termination of his Duke Energy employment. Dividend equivalents granted to Mr. Anderson with respect to the performance share and phantom stock awards provide for payment of dividend equivalents in cash on vested and unvested performance shares and phantom stock units while the awards remain outstanding but unpaid, at the time that cash dividends are paid on the outstanding shares of Duke Energy Common Stock. Upon termination of Mr. Anderson's employment with Duke Energy, all unvested Equity Awards at the time of termination will be forfeited. However, if Mr. Anderson's employment with Duke Energy is terminated as a result of his death, disability or by Duke Energy without "cause" as defined in the Agreement, two events will occur as follows: (1) a portion of each unvested Equity Award will vest immediately, with such portion vesting equal to the number of full calendar months elapsed between the Effective Time and the time of termination, divided by thirty-eight; and (2) all vested stock options will become immediately exercisable. All outstanding Equity Awards will vest immediately upon occurrence of a "change in control" (as defined in the Duke Energy 1998 Long-Term Incentive Plan).

Mr. Anderson is not entitled to any retirement, health or welfare benefits, or perquisites, or to participate in any such plan or program, except for the following: (1) vacation; (2) medical and dental health care to the extent available generally to senior executives of Duke Energy and their eligible dependents; (3) participation in the Duke Energy Retirement Cash Balance Plan for purposes of determining his eligibility to qualify for early or normal retirement, but not for any other purpose, including eligibility for pay credits or other benefits; (4) reimbursement by Duke Energy for the reasonable cost of financial and tax planning and advisory services incurred through December 31, 2005,

Executive
Compensation

including payment of a tax gross-up (such that Mr. Anderson effectively is not taxed on the value of such reimbursement); (5) reimbursement by Duke Energy for certain identified costs associated with the relocation of Mr. Anderson's principal residence to Charlotte, including payment of a tax-gross up (such that Mr. Anderson effectively is not taxed on the value of such reimbursement) where applicable and consistent with Duke Energy's standard relocation policy; and (6) reimbursement by Duke Energy for any North Carolina income taxes on income realized by Mr. Anderson during the Agreement Term from certain identified sources that would otherwise not have been subject to such taxes but for his relocation to Charlotte.

The benefits to which Mr. Anderson became entitled under various plans and agreements from his previous employment with Duke Energy or its predecessor entities are unaffected by the Agreement. Likewise, Mr. Anderson's employment under the Agreement will not be deemed or counted as service with Duke Energy or a predecessor entity for any purpose, including the determination of retirement dates under such plans and agreements. For security reasons, Mr. Anderson is required by Duke Energy to use Duke Energy aircraft for his business travel. Mr. Anderson is also permitted to use Duke Energy aircraft for his personal travel within North America. Mr. Anderson is responsible for any income taxes resulting from such aircraft usage, including income taxes on personal travel by Mrs. Anderson. However, to the extent Mr. Anderson incurs expenses associated with Mrs. Anderson accompanying him on business travel, Mr. Anderson receives reimbursement for those expenses from Duke Energy, including payment of a tax-gross up (such that Mr. Anderson effectively is not taxed on the value of any such reimbursement). The Agreement contains restrictive covenants related to confidentiality that continue following the Agreement Term.

Duke Energy does not have any form of employment agreement with Messrs. Fowler, Mogg and Hauser and Dr. Shaw, either written or oral, that guarantees salaries, salary increases, bonuses or benefits, other than the supplemental compensation agreement with Dr. Shaw and the benefits agreement with Mr. Mogg described below. Salaries and bonuses for Messrs. Fowler, Mogg and Hauser and Dr. Shaw are determined as described in the "Report of the Compensation Committee" above. Duke Energy had entered into severance agreements with Mr. Fowler and Dr. Shaw and change-in-control agreements with Messrs. Fowler, Mogg and Hauser and Dr. Shaw, all which became effective on August 18, 1999. The severance agreements for Mr. Fowler and Dr. Shaw and the change-in-control agreements for Messrs. Fowler, Mogg and Hauser and Dr. Shaw currently remain in effect on a month-to-month basis or for such longer period as may be mutually agreed upon by the parties. The principal terms and conditions of the severance agreements and change-in-control agreements are described below.

The severance agreements for Mr. Fowler and Dr. Shaw provide for severance payments and benefits to the executive in the event of termination of employment other than upon death or disability or for "cause" (as defined in the severance agreements) by Duke Energy as follows: (1) a lump-sum payment equal to two times the sum of the executive's then-current base salary and target bonus, plus a pro rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive's pension and savings accounts during the two years following the termination date; (3) continued medical, dental and basic life insurance coverage for a two-year period following the termination date or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding certain performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their term has not expired. If Mr. Fowler and Dr. Shaw receive a payment under their severance agreements, no payment will be made under the performance share award. The severance agreements contain restrictive covenants which prohibit Mr. Fowler and Dr. Shaw from competing with Duke Energy or soliciting employees or customers of Duke Energy for one year following termination, and from disclosing certain confidential information.

The change-in-control agreements for Mr. Fowler and Dr. Shaw provide for payments and benefits to the executive in the event of

Executive
Compensation

termination of employment for "good reason" by the executive or other than for "cause" by Duke Energy within a two-year period following a "change-in-control" (each such term as defined in the change-in-control agreements) as follows: (1) a lump-sum payment equal to the sum of the executive's then-current base salary and target bonus for each year of the three-year period after termination, including a pro rata amount for any partial years in such period, plus a pro rata amount of the executive's target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive's pension and savings accounts during the three years following the termination date; (3) continued medical, dental and basic life insurance coverage for a three-year period following the termination, or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding certain performance share awards, held but not vested or exercisable on the termination date, in accordance with their terms for three years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive would have become eligible for normal retirement at age sixty-five within the three-year period following termination, the three-year period mentioned above will be reduced to the period from the termination date to the eligible executive's normal retirement date. In the event that any of the payments or benefits provided for in the change-in-control agreement would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code), the executive is entitled to receive an additional payment such that, after the payment of all income and excise taxes, he or she will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed.

The change-in-control agreements for Messrs. Mogg and Hauser provide for payments and benefits to the executive in the event of termination of employment for "good reason" by the executive or other than for "cause" by Duke Energy within a two-year period following a "change-in-control" (each such term as defined in the change-in-control agreements) in accordance with provisions identical to the terms of the change-in-control agreements for Mr. Fowler and Dr. Shaw described listed above, except that amounts paid or benefits received that are determined on the basis of a period of time are determined for a two-year period (rather than three-year period) following the termination date.

Duke Energy granted a performance share award to Mr. Mogg on August 18, 1999, which contains restrictive covenants which prohibit him from competing with Duke Energy or soliciting employees or customers of Duke Energy for two years following termination of employment.

Duke Energy had entered into a benefits agreement with Mr. Mogg effective May 25, 1995, as an inducement to accept a transfer to Denver, Colorado to Duke Energy Field Services, LLC. Upon assuming the position, Mr. Mogg ceased to participate in benefit plans of Duke Energy. The agreement was replaced by a new agreement effective August 4, 2001, following Duke Energy's conversion from a final average pay to a cash balance pension plan, and was subsequently clarified on March 29, 2004, following Mr. Mogg's relocation to Charlotte to assume his current role. The agreement requires Mr. Mogg, in the event of his decision to retire from Duke Energy, to provide Duke Energy with no less than 30 days notice in advance of his effective date of retirement. In addition, the agreement provides that Mr. Mogg will receive, following termination of employment as a result of retirement, a supplemental credit to his Executive Cash Balance Plan (ECBP) account, or a cash payment in lieu of the supplemental credit to his ECBP account if such plan is not then active. The amount of the credit, or payment, will be equal to the positive difference, if any, between the following: (1) the present value at such time of the aggregate benefits to which Mr. Mogg would have been entitled under the Duke Energy Retirement Cash Balance Plan (RCBP) and the ECBP upon termination of employment with Duke Energy if his employment since June 29, 1995, had been with Texas Eastern Transmission Corporation, and (2) the present value at such time of the aggregate benefits to which Mr. Mogg is entitled under the RCBP and the ECBP, and under any similar program(s) provided by Duke Energy Field Services, LLC, upon the termination of his employment with Duke Energy, but adjusted to negate the effect of any prior distributions. The RCBP and ECBP are described more fully below under "Retirement Plan Information." Upon Duke Energy's conversion from a final

Executive
Compensation

average pay to a cash balance pension plan for certain employees effective January 1, 1999, Mr. Mogg received a supplemental credit to his ECBP account of $404,536, representing the projected difference in the benefits described above attributable to service earned from the period from May 25, 1995, to December 31, 1998. Assuming Mr. Mogg had retired effective January 1, 2005, the additional amount which would have been credited to his ECBP account for the difference in the benefits described above from January 1, 1999, to December 31, 2004, is estimated to be $3,750.

Duke Energy had entered into a supplemental compensation agreement with Dr. Shaw effective September 1, 1992, to induce her to accept employment with Duke Energy. The agreement was replaced by a new agreement effective January 1, 1997, following Duke Energy's conversion from a final average pay to a cash balance pension plan, to ensure Dr. Shaw's benefits under the agreement were treated consistently with the conversion of benefits of other similarly situated employees, while recognizing the provisions of the previous agreement. The January 1, 1997, agreement provided for the addition of $50,000 to Dr. Shaw's supplemental account in the ECBP effective January 1, 1997. In addition, if Dr. Shaw's employment is terminated by Duke Energy without cause prior to her reaching age sixty-two, upon attaining age sixty-two, Dr. Shaw will be paid a retirement supplement lump sum cash payment equal to $2,475,000, less the sum of her account balances as of her termination date in the RCBP and ECBP, with such sum increased at a rate of 7% per year from the date of her termination to age sixty-two. If Dr. Shaw becomes disabled or dies after terminating employment with Duke Energy but before reaching age sixty-two, Dr. Shaw, or in the event of her death Dr. Shaw's designated beneficiary, will be paid a lump-sum cash payment equal to the present value of the age sixty-two retirement supplement discounted at a rate of 7% per year to the date of her disability. If Dr. Shaw dies while employed at Duke Energy, Dr. Shaw's designated beneficiary will be paid an amount equal to 1.5 times Dr. Shaw's annual base pay at the time of her death. An additional provision provided that Dr. Shaw was credited for twenty years of service for the purpose of determining vacation benefits.

Retirement Plan Information

Executive officers and other eligible employees of Duke Energy and its affiliated companies participate in the RCBP, which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. In addition, selected managers are eligible to participate in the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy such requirements. In response to the enactment of Section 409A of the Internal Revenue Code, which imposes new requirements for the successful deferral of compensation, the ECBP was divided into two parts, one of which includes only benefits earned and vested before January 1, 2005, to which the new requirements do not apply, and the other of which includes benefits to which the new requirements do apply and which is intended to satisfy those requirements. Benefits earned in the ECBP are attributable to: compensation in excess of the annual compensation limit ($205,000 for 2004) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP; certain deferred compensation that is not recognized by the RCBP; restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($165,000 for 2004) under the Internal Revenue Code that applies to the RCBP; and supplemental benefits granted to a particular participant.

The benefit accrual formula used to determine pay credits under the RCBP and the ECBP is based upon eligible pay, generally consisting of base pay, overtime, short-term incentives and lump-sum merit increases. The RCBP excludes eligible pay in excess of the annual compensation limit under the Internal Revenue Code, while the ECBP excludes eligible pay up to such limit. The RCBP excludes deferred compensation other than deferrals pursuant to Sections 401(k) or 125 of the Internal Revenue Code. Under the RCBP and ECBP benefit accrual formula, a participating employee's account receives a pay credit at the end of each month in which the employee remains eligible for the respective plan and receives eligible pay for services. The monthly pay credit is equal to a percentage of the employee's monthly eligible pay. The percentage depends

Executive
Compensation

on age and completed years of service at the beginning of the year, as shown below:

Age and Service	Monthly Pay Credit Percentage
34 or less	4%
35 to 49	5%
50 to 64	6%
65 or more	7%

In addition, there is an additional 4% pay credit for any portion of eligible pay above the Social Security taxable wage base ($87,900 for 2004). Participant accounts also receive monthly interest credits on their balances. The rate of the interest credit is adjusted quarterly and equals the yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

Assuming that the Named Executive Officers continue in their present positions at their present salaries and target bonus opportunities until retirement at age 65, their estimated annual pensions in a single life annuity form under the RCBP and ECBP attributable to such salaries and bonuses would be: Fred J. Fowler, $311,014; Jimmy W. Mogg, $268,642; David L. Hauser, $253,882; and Ruth G. Shaw, $254,248. These estimates are calculated assuming interest credits at an annual rate of 4% and using a 2004 Social Security taxable wage base equal to $87,900, increasing 4.5% annually. Paul M. Anderson participates in the RCBP only for purposes of determining his eligibility to qualify for early or normal retirement; he does not participate in the ECBP.

Other
Information

Discretionary Voting Authority

As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, Duke Energy believes that during 2004 all SEC filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act except for the following, all of which were filed late as a result of clerical errors by Duke Energy: a Form 4 for William T. Esrey and Form 4 for George Dean Johnson, Jr., both dated June 28, 2004, and both of which reported the June 22, 2004, acquisition of Duke Energy Common Stock through the Duke Energy dividend reinvestment plan; a Form 4 for Richard J. Osborne, dated February 3, 2005, which reported the December 19, 2004, vesting of phantom stock; a Form 4 for Jimmy W. Mogg, dated February 3, 2005, which reported a one-time credit to Mr. Mogg's ECBP made on May 28, 2004; and a Form 4 for Martha B. Wyrsch, dated March 10, 2005, which reported shares of Duke Energy Common Stock withheld by Duke Energy to pay taxes on a vesting of restricted stock on October 1, 2004.

Fees Paid to Independent Auditor

The following table presents fees for professional services rendered by Deloitte & Touche LLP, and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") for Duke Energy and its subsidiaries for 2004 and 2003:

Type of Fees	FY 2004		FY 2003
	(In millions)

Audit Fees (a)	$10.7		$11.6	(f)
Sarbanes-Oxley 404 Fees (b)	14.7		0

Total Audit Fees		$25.4			$11.6

Audit-Related Fees (c)		1.9			1.6

Tax Fees (d)		8.2			10.8

All Other Fees (e)		0.1			0.3

Total Fees:		$35.6			$24.3

(a)
Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of Duke Energy's consolidated financial statements included in Duke Energy's annual report on Form 10-K and review of financial statements included in Duke Energy's quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards and include comfort and consent letters in connection with SEC filings and financing transactions.

(b)
Sarbanes-Oxley 404 fees are fees billed or expected to be billed by Deloitte for professional services for the audit of Duke Energy's internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(c)
Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy's financial statements, including assistance with acquisitions and divestitures, internal control reviews, employee benefit plan audits and general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act.

(d)
Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy. In 2004, after the SEC issued a statement clarifying what constitutes a contingent fee arrangement for tax services, Duke Energy and Deloitte amended four previously existing fee

Other
Information

arrangements into non-refundable fixed fees. Tax Fees for 2004 includes $4.8 million of such fees, and $4.8 million more will be due and paid in the first quarter of 2005.

(e)
All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

(f)
The Duke Energy proxy statement filed on March 31, 2004, stated that Audit Fees for fiscal 2003 were $9.7 million. That number did not include $1.9 million of Audit Fees that had not been billed and were not anticipated at the time that the 2004 proxy statement was filed.

To safeguard the continued independence of the independent auditor, the Audit Committee adopted a policy that prevents Duke Energy's independent auditor from providing services to Duke Energy and its subsidiaries that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, all audit services require advance approval by the Audit Committee. All other services by the independent auditor that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee. Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee. The Chairman has presented all approval decisions to the full Audit Committee. All services performed by the independent auditor in 2004 were approved by the Audit Committee pursuant to its pre-approval policy, except that services comprising 1% of Tax Fees and 14% of Other Fees were approved pursuant to the de minimus exception to the rules and regulations of the SEC on pre-approval.

Shareholder Communication with Board of Directors

All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to the Corporate Secretary at the following address:

  Corporate Secretary
  Duke Energy Corporation
  P. O. Box 1006
  Charlotte, NC 28201-1006

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting. The Corporate Secretary will consult with the lead director if there is a question concerning the need for immediate review by the Board of Directors or by any member of the Board of Directors.

Correspondence to the lead director may be sent to the following address:

  Lead Director
  Duke Energy Corporation
  c/o Corporate Secretary
  P. O. Box 1006
  Charlotte, NC 28201-1006

The Corporate Secretary will forward any such correspondence, unopened, to the lead director.

Code of Ethics and Corporate Governance Principles

Duke Energy has adopted a code of ethics entitled "Code of Business Ethics" that applies to all officers (including the principal executive officers, principal financial officer and controller) and all other employees of Duke Energy and Duke Energy's subsidiaries. The "Code of Business Ethics" is posted on Duke Energy's Internet Web site: http://www.duke-energy.com/investors/corporate/ethics.htm and is available in print to any shareholder who requests it. In satisfaction of the disclosure requirements of Item 5.05 of Form 8-K, Duke Energy will disclose on this website any amendments to, or waivers to, provisions of the "Code of Business Ethics" that apply to its principal executive officers, principal financial officer and controller and that relate to any element of this code enumerated in Item 406(b) of Regulation S-K.

Other
Information

Directors are held to the same high standards of business conduct as employees. Duke Energy's Board of Directors has approved and Duke Energy has adopted a "Code of Business Conduct and Ethics for Members of the Board of Directors of Duke Energy Corporation," applicable to all members of Duke Energy's Board of Directors, that set forth standards of conduct for directors. This code includes those standards from the employees' code which directly apply to the roles and responsibilities of a director. The directors' code is posted on Duke Energy's Internet Web site: http://www.duke-energy.com/investors/corporate.htm and is available in print to any shareholder who requests it.

Duke Energy also has adopted its "Principles of Corporate Governance," which addresses, among other things, director and board committee responsibilities. These guidelines are posted on Duke Energy's Internet Web site: http://www.duke-energy.com/investors/corporate.htm and are available in print to any shareholder who requests it.

Electronic Delivery of the 2005 Annual Report and Proxy Materials

If you received a paper version of this year's proxy materials, please consider signing up for electronic delivery of next year's materials. Electronic delivery reduces Duke Energy's printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year's annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.

Householding Information

Duke Energy has adopted a procedure called "householding", which has been approved by the SEC, for shareholders of record on February 1, 2003. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

This year, we are seeking consent to householding from shareholders who became shareholders of record after February 1, 2003, and from shareholders who have previously revoked their consent but wish to now participate in householding. If you provide your consent this year or have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, by e-mail at InvestDUK@duke-energy.com, or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Appendix A

DECLASSIFICATION AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION OF
DUKE ENERGY CORPORATION

        Article VIII of the Restated Articles of Incorporation of the Corporation is amended as follows:

        (b)    Termination of Classification. The directors, other than those who may be elected by the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, shall be classified until the annual meeting of shareholders to be held in 2006, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class (Class I) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1992, another class (Class II) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1993, and another class (Class III) to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1994, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, until the annual meeting of shareholders to be held in 2006, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. The terms of office of all directors who are in office immediately prior to the closing of the polls for the election of directors at the 2006 annual meeting of shareholders of the Corporation shall expire at such time. At each annual meeting of shareholders beginning with the 2006 annual meeting of shareholders of the Corporation, the directors shall not be classified, and the directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, shall be elected by the holders of voting stock and shall hold office until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

        (d)    Newly created directorships; vacancies. Except as may be otherwise provided for or fixed by or pursuant to the provisions of these Articles of Incorporation, as amended from time to time, relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

A-1

Appendix B

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF DUKE ENERGY CORPORATION
(February 22, 2005)

I.     General Focus

        The Audit Committee (the "Committee") shall:

  A.
  Provide assistance to the Board of Directors ("Board") in fulfilling its responsibilities with respect to its oversight of:

  (i)
  The quality and integrity of the Corporation's financial statements;

  (ii)
  The Corporation's compliance with legal and regulatory requirements;

  (iii)
  The independent auditor's qualifications and independence; and

  (iv)
  The performance of the Corporation's internal audit function and independent auditor.

  B.
  Review and approve the Committee's report that the Securities and Exchange Commission ("SEC") rules require be included in the Corporation's annual proxy statement.

II.    Structure and Operations

        The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be "independent" under the rules of the New York Stock Exchange, Inc. ("NYSE") and the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member shall in the judgment of the Board of Directors have accounting or related financial management expertise as required by the rules of the NYSE. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or by an outside consultant.

        The members of the Committee shall be appointed by the Board and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by majority vote of the Board.

        The full Board shall elect the Chair of the Committee. The Chair shall be entitled to cast an additional vote to resolve any ties. The Chair will chair all regular sessions of the Committee and set the agendas for Committee meetings.

III.   Meetings

        The Committee shall meet at least quarterly or more frequently as circumstances dictate. As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the vice president of internal audit and the independent auditor to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee may meet privately with the general counsel and the vice president with responsibility for the compliance program, as necessary. In addition, the Committee shall meet with the independent auditor and management quarterly to review the Corporation's financial statements in a manner consistent with that outlined in Section IV of this Charter.

        All non-management directors that are not members of the Committee may attend meetings of the Committee but may not vote. Additionally, the Committee may invite to its meetings any director, management of the Corporation and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

        A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent with respect to matters that may be acted upon without a formal meeting.

        The Chair shall designate a person who need not be a member thereof to act as secretary and minutes of its proceedings shall be kept in minute books provided for that purpose. The agenda of each meeting will be prepared by the secretary and, whenever reasonably practicable, circulated to each member prior to each meeting.

IV.   Responsibilities and Duties

        The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

        The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

        The Committee shall be given full access to the Corporation's internal audit group, Board, corporate executives and independent accountants, as necessary, to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board.

        Notwithstanding the foregoing, the Committee is not responsible for certifying the Corporation's financial statements or guaranteeing the independent auditor's report. The fundamental responsibility for the Corporation's financial statements and disclosures rests with management and the independent auditor.

  Documents/Reports Review

1.
Meet with management and the independent auditor to review and discuss, prior to public dissemination, the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 and the matters in the written disclosures required by Independence Standards Board Standard No. 1.

2.
Review and discuss with management and the independent auditor the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

3.
Review and discuss with management and the independent auditor financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each instance in which the Corporation may provide earnings guidance.

4.
Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's By-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable regulations of the SEC.

  Independent Auditor

5.
The Committee shall have the direct responsibility and authority to appoint, retain, compensate, evaluate, oversee and, where appropriate, replace the independent auditor. The Committee shall inform the independent auditor that such firm shall report directly to the Committee. The Committee shall resolve disagreements between management and the independent auditor regarding financial reporting.

6.
Review the independent auditor's audit plan and areas of audit focus. Review the fees and other significant compensation to be paid to the independent auditors.

7.
Approve in advance any audit or nonaudit engagement or relationship that are entered into on or after May 6, 2003 between the Corporation and any independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services, other than prohibited nonauditing services, as specified in Section 10A(g) of the Exchange Act and the rules and regulations of the SEC or any rules of the Public Company Accounting Oversight Board promulgated thereunder. The Committee shall not approve any "prohibited nonauditing services" without obtaining a prior exemption from the Public Company Accounting Oversight Board. Audit and nonaudit engagements must be approved either (a) explicitly in advance or (b) pursuant to a pre-approval policy established by the Committee that is detailed as to the services that may be pre-approved, do not permit delegation of approval authority to the Corporation's management, and require management to inform the Committee of each service approved and performed under the policy. Approval for minor nonaudit services is subject to Rule 2-01(c)(7) of Regulation S-X.

The Committee may delegate to one or more members of the Committee the authority to grant such pre-approvals. The delegatee's decisions regarding approval of services shall be reported by such delegatee to the full Committee at each regular Committee meeting.

8.
Review and assess, at least annually, the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner. In conducting its review and evaluation, the Committee should:

          (a)   Review the written report of the independent auditor that delineates all relationships between the independent auditor and the Corporation that the auditors believe may impact their independence and objectivity, which report should be submitted to the Committee at least annually, and discuss with the independent auditor and management the scope of any such disclosed relationship and their actual or potential impact on the independent auditor's independence and objectivity;

          (b)   Obtain and review a report by the Corporation's independent auditor describing: (i) the auditor's internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues;

          (c)    Confirm the rotation of the audit partners (as defined in Rule 2-01 of Regulation S-X) to ensure that the independent auditor remains independent under Rule 2-01 of Regulation S-X, and consider whether there should be regular rotation of the audit firm itself; and

          (d)   Take into account the opinions of management and the Corporation's internal auditors (or personnel responsible for the internal audit function).

  Internal Auditors

9.
Review the internal audit plan and significant changes in planned activities; review significant findings resulting from audits and managements' responsiveness to the findings.

10.
Review the internal auditors' assessment of the effectiveness of, or weaknesses in, internal control systems.

11.
Evaluate the performance and independence of the internal auditors.

12.
Review and discuss with the independent auditor the responsibilities, budget and staffing of the Corporation's internal audit function.

  Financial Reporting Process

13.
In consultation with the independent auditors, management and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the independent auditor; (iii) effects of changes in accounting standards that may materially affect the Corporation's financial reporting practices; (iv) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (v) the integrity of the Corporation's financial reporting practices and the adequacy and effectiveness of internal controls, including a review of significant findings identified by the independent auditors and internal audit, management's responsiveness to such recommendations and any specific audit steps adopted in light of material control deficiencies and (vi) any other material written communications between the independent auditor and the Corporation's management.

14.
Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

15.
Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management and (ii) management's responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued or proposed to be issued by the independent auditor to the Corporation.

  Legal Compliance/General

16.
Review periodically, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements and any material inquiries or reports received from regulatory or governmental agencies.

17.
Review annually the Corporation's compliance program and Code of Business Ethics compliance.

18.
Discuss with management and the independent auditors at least annually the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the overall steps management has taken to monitor and control such exposures; however, the Committee is not responsible for detailed review of financial risk exposure and management, which responsibility has been delegated to another committee of the Board.

19.
Immediately following the annual meeting of shareholders and at any time when the composition of the Committee changes, verify that management submits to the NYSE its "Written Affirmation Form" confirming the composition of the Committee and this Charter satisfies NYSE requirements.

20.
Set, and review annually, clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any independent auditor may not provide audit services to the Corporation if a former partner, principal, shareholder or employee of the auditor is employed by the Corporation as its chief executive officer, controller, chief financial officer, vice president of internal audit or in any other financial reporting oversight role unless such employment would not impair the auditor's independence under Rule 2-01 of Regulation S-X.

21.
Establish, and review annually, procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

  Reports

22.
Review and approve the Committee's report required to be included in the Corporation's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

23.
Report to the Board whether, based on its discussions with management and the independent auditor, it recommends to the Board that the most recent year's audited financial statements be included in the Corporation's annual report on Form 10-K to be filed with the SEC.

24.
Report regularly to the full Board including:

(i)
with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function;

(ii)
following all meetings of the Committee; and

(iii)
with respect to such other matters as are relevant to the Committee's discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chair or any other member of the Committee designated by the Committee to make such report.

25.
Maintain minutes or other records of meetings and activities of the Committee.

26.
The Committee shall receive appropriate funding from the Corporation for the payment of compensation to the independent auditors and to advisors retained by the Committee pursuant to the provisions of this Charter.

V.     Annual Performance Evaluation

        The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee and its members, including a review of the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

Directions to
Annual Meeting of Shareholders
    Duke Energy
    Energy Center
    526 South Church Street
    Charlotte, NC 28202

     From 1-77 North:

    Take the Morehead Street exit - 10A
    Turn Left onto Morehead Street
    Turn Left onto Mint Street
    Mint Street Parking Deck located adjacent to Bank of America Stadium

    From 1-77 South:

    Take the 1-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B
    Merge onto 1-277 N/US-74 E.
    Take the Carson Blvd. exit - 1 D
    Stay straight to Carson Blvd.
    Turn Left onto Mint Street
    Mint Street Parking Deck located adjacent to Bank of America Stadium

     Free parking available in the Mint Street Parking Deck.

    1 - Energy Center
    2 - Mint St. Parking Deck
3 - Bank of America Stadium

DUKE ENERGY CORPORATION
Annual Meeting of Shareholders
May 12, 2005 at 10:00 a.m.
Energy Center - O.J. Miller Auditorium
526 South Church Street
Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints P.M. Anderson and D.L. Hauser, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on May 12, 2005 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors' recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees are: Roger Agnelli, G. Alex Bernhardt, Sr., Dennis R. Hendrix, A. Max Lennon.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735	VOTE BY INTERNET-www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 10, 2005. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 10, 2005. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Duke Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: DUKE01 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUKE ENERGY CORPORATION

The Board of Directors recommends a vote "For All" Director nominees.		For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write each withheld nominee's number on the line below.
1.	Election of three nominees as Class II directors and one nominee as Class III director.	☐	☐	☐
01) Roger Agnelli, 02) G. Alex Bernhardt, Sr., 03) Dennis R. Hendrix, 04) A. Max Lennon (Class III)
The Board of Directors recommends a vote "For" Proposals 2 and 3.

		For	Against	Abstain
2.	Approval of amendments to Duke Energy's Restated Articles of Incorporation to eliminate classification of Duke Energy's Board of Directors.	☐	☐	☐
3.	Ratification of Deloitte & Touche LLP as Duke Energy's independent auditors for 2005.	☐	☐	☐
I have provided written comments on the back of this card.				☐
		Yes	No
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

DECLASSIFICATION AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF DUKE ENERGY CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DUKE ENERGY CORPORATION (February 22, 2005)